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                                                                     Exhibit 5.1


                                 CTS Corporation
                            905 West Boulevard North
                             Elkhart, Indiana 46514

                                December 8, 2004

CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

Re:      CTS Corporation Registration Statement on Form S-4
         --------------------------------------------------

         I am Vice President, General Counsel and Secretary of CTS Corporation, an Indiana corporation ("CTS").

         This opinion is being furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by CTS on December 8, 2004 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         The Registration Statement relates to the proposed issuance by CTS of shares of common stock, no par value per share, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 16, 2004, by and among CTS, Cardinal Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of CTS ("Merger Sub"), and SMTEK International, Inc., a Delaware corporation ("SMTEK").

         The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into SMTEK, with SMTEK continuing as the surviving corporation. The Registration Statement includes a proxy statement-prospectus (the "Proxy Statement-Prospectus) to be furnished to stockholders of SMTEK in connection with their approval of the Merger.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement-Prospectus); (ii) the Articles of Incorporation of CTS, (iii) the By Laws of CTS, as amended; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of CTS relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) specimen certificates of the common stock of CTS; and (vii) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

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         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to be as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than CTS and Merger Sub, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material, the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of CTS and others.

         For purposes of this opinion, I have assumed that prior to the issuance of any of the shares of CTS common stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the stockholders of SMTEK will have adopted the merger agreement by the requisite vote at the SMTEK stockholders meeting called for such purpose; (iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the shares of CTS common stock will have been duly executed by an authorized officer of the transfer agent for the common stock and will have been registered by the registrar for the common stock and will conform to the specimen thereof examined by me.

         I am admitted to the Bar of the State of Indiana, and I do not express any opinion as to the law of any jurisdiction except for the Business Corporation Law of the State of Indiana.

         Based upon and subject to the foregoing, I am of the opinion that the shares of CTS common stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Richard G. Cutter, III
                                          --------------------------
                                          Richard G. Cutter, III
                                          Vice President, General Counsel and
                                          Secretary